EXHIBIT 10.1
SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
     THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 19, 2007 (the “Second Amendment”) is entered into among Quanta Services, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders party hereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).
RECITALS
     WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent entered into that certain Amended and Restated Credit Agreement dated as of June 12, 2006 (as amended or modified from time to time, the “Credit Agreement”);
     WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as set forth below;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Amendments.
     (a) The following new definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:
     “Immaterial Subsidiary” means, at any time, any Subsidiary of the Borrower then having net assets with a book value of less than $5,000,000 and gross assets with a book value of less than $20,000,000; provided, that if the aggregate book value of (a) the net assets of all Subsidiaries of the Borrower that would otherwise constitute Immaterial Subsidiaries shall exceed $20,000,000 or (b) the gross assets of all Subsidiaries of the Borrower that would otherwise constitute Immaterial Subsidiaries shall exceed $50,000,000, only those such Subsidiaries as shall not then have net assets the aggregate book value of which is greater than $20,000,000 or gross assets the aggregate book value of which is greater than $50,000,000 and as shall be designated in writing by the Borrower to the Administrative Agent as Immaterial Subsidiaries shall be deemed to constitute Immaterial Subsidiaries.
     “Second Amendment Effective Date” means September 19, 2007.
     (b) The definition of “Aggregate Revolving Commitments” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     “Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. The amount of the Aggregate Revolving Commitments in effect on the Second Amendment Effective Date is FOUR HUNDRED SEVENTY-FIVE MILLION DOLLARS ($475,000,000).

     (c) The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     “Applicable Rate” means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(a):

				Revolving Loans
Pricing	Consolidated	Commitment	Letter of	Eurodollar	Base Rate
Level	Leverage Ratio	Fee	Credit Fee	Loans	Loans

1	> 3.0 to 1.0	0.35%	1.75%	1.75%	0.75%

2	> 2.25 to 1.0 but < 3.0 to 1.0	0.30%	1.50%	1.50%	0.50%

3	> 1.50 to 1.0 but < 2.25 to 1.0	0.275%	1.375%	1.375%	0.375%

4	> 1.00 to 1.0 but < 1.50 to 1.0	0.225%	1.25%	1.25%	0.25%

5	> 0.50 to 1.0 but < 1.00 to 1.0	0.175%	1.00%	1.00%	0.00%

6	< 0.50 to 1.0	0.150%	0.875%	0.875%	0.00%
Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 7.02(a), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Leverage Ratio contained in such Compliance Certificate. Notwithstanding the foregoing, the Applicable Rate in effect from the Second Amendment Effective Date through the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(a) for the fiscal quarter ending September 30, 2007 shall be determined based upon Pricing Level 4.
     (d) The definition of “Consolidated EBIT” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     “Consolidated EBIT” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Expense for such period, (b) the provision for taxes based on income or revenues payable by the Borrower and its Subsidiaries for such period, (c) without duplication, Non-Cash Charges for such period and (d) any professional fees, facility closure costs, legal fees and other out-of-pocket fees and expenses incurred as a result of the Borrower’s Acquisition of InfraSource Services and

its Subsidiaries; provided that the amounts referred to in this clause (d) (x) shall not, in the aggregate, exceed $25,000,000 and (y) shall only be permitted to be added back to Consolidated Net Income during any period in the first eighteen (18) months following the First Amendment Effective Date, all as determined in accordance with GAAP. Notwithstanding the foregoing, for purposes of calculating Consolidated EBIT for any period, the amount of Consolidated EBIT attributable to Foreign Subsidiaries for such period shall not exceed twenty percent (20%) of total Consolidated EBIT.
     (e) The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     “Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated EBIT for such period plus (b) the amount of depreciation and amortization expense for such period (to the extent deducted in calculating Consolidated Net Income for such period), all as determined in accordance with GAAP. Notwithstanding the foregoing, for purposes of calculating Consolidated EBITDA for any period, the amount of Consolidated EBITDA attributable to Foreign Subsidiaries for such period shall not exceed twenty percent (20%) of total Consolidated EBITDA.
     (f) Clause (ii) in the definition of “Disposition” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     (ii) (a) the sale, lease, license, transfer or other disposition of machinery and equipment (including vehicles) that is obsolete, uneconomical, surplus, worn out or otherwise no longer used or useful in the conduct of business of the Borrower and its Subsidiaries, or the retirement or replacement of any such assets (with assets of equal or greater value) and (b) the lease or sublease of machinery and equipment (including vehicles) to subcontractors in the ordinary course of business,
     (g) The “.” at the end of the definition of “Excluded Property” in Section 1.01 of the Credit Agreement is hereby replaced with the word “and”, and the following clauses (f), (g) and (h) are hereby added after clause (e) in such definition to read as follows:
     (f) the fractional interest of the Borrower or its Subsidiary in that certain Raytheon Hawker 900XP aircraft (or any replacement thereof), (g) any owned real Property of InfraSource Services or any of its Subsidiaries on the First Amendment Effective Date having in the aggregate for all such real Properties a book value of less than $3,000,000, and (h) the Capital Stock of any Foreign Subsidiary that is an Immaterial Subsidiary and is acquired or formed on or after the First Amendment Effective Date.
     (h) The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     “Maturity Date” means September 19, 2012.
     (i) The definition of “Threshold Amount” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

     “Threshold Amount” means $15,000,000.
     (j) The references to “Sunesys, Inc.” in Section 6.24 of the Credit Agreement and Section 3.5(c) of the Pledge Agreement are each hereby amended to read as “Sunesys, LLC”.
     (k) The first paragraph of Article VII of the Credit Agreement is hereby amended to read as follows:
     So long as any Lender shall have any Revolving Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than any contingent indemnity obligations that, by their terms, survive the termination of this Agreement) or any Letter of Credit shall remain outstanding, the Loan Parties shall and shall cause each Subsidiary to:
     (l) The second sentence of Section 7.14 of the Credit Agreement is hereby amended to read as follows:
     Without limiting the generality of the above, subject to the provisions of Section 7.12 the Loan Parties will cause (a) 100% of the issued and outstanding Capital Stock of each Domestic Subsidiary and (b) 65% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) that in each case is directly owned by the Borrower or any Domestic Subsidiary in each Foreign Subsidiary (other than any Immaterial Subsidiary acquired or formed on or after the First Amendment Effective Date) to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents or such other security documents as the Administrative Agent shall reasonably request.
     (m) The first paragraph of Article VIII of the Credit Agreement is hereby amended to read as follows:
     So long as any Lender shall have any Revolving Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than any contingent indemnity obligations that, by their terms, survive the termination of this Agreement) or any Letter of Credit shall remain outstanding, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:
     (n) Section 8.01(q) of the Credit Agreement is hereby amended to read as follows:
     (q) (i) Liens in favor of the Surety on the Surety Priority Collateral arising pursuant to any of the Surety Credit Documents; provided that such Liens remain subject to the terms of the Intercreditor Agreement, (ii) Liens (provided that those of the Surety shall be subject to the terms of the Intercreditor Agreement) arising as a matter of law which secure the obligations of the Borrower or any Subsidiary under any surety bond provided in the ordinary course of business, (iii) Liens in favor of Arch Insurance Company or any subsidiary or affiliate of Arch Insurance Company or any of their respective co-sureties or reinsurers which secure the obligations of InfraSource Services or any of its Subsidiaries under those certain surety bonds identified on Schedule 8.03(e) and (iv) Liens which secure the obligations of any Subsidiary (including any Person with which such Subsidiary is merged or consolidated pursuant to the applicable Permitted Acquisition) that in either case is acquired subsequent to the Second Amendment Effective Date pursuant to a Permitted Acquisition under any surety bonds permitted under Section 8.03(e)(iv); provided that such Liens are terminated within one hundred eighty (180) days of the date of such Permitted Acquisition; and
     (o) The word “and” is hereby deleted from the end of Section 8.01(q) of the Credit Agreement, Section 8.01(r) of the Credit Agreement is hereby renamed to be Section 8.01(v) and new Sections 8.01(r), (s), (t) and (u) are hereby added after Section 8.01(q) and prior to Section 8.01(v) of the Credit Agreement to read as follows:
     (r) Liens on insurance policies and the proceeds thereof pursuant to insurance premium financing arrangements;
     (s) Liens on the assets of Foreign Subsidiaries in connection with financing arrangements for their benefit that are not otherwise prohibited under this Agreement;
     (t) Liens on cash reserves securing Indebtedness of the Borrower and its Subsidiaries in respect of surety bonds permitted by Section 8.03(e)(i); provided that the aggregate amount of all such deposits and cash reserves provided by the Borrower and its Subsidiaries in respect of surety bonds shall not, at any time, exceed ten percent (10%) of the aggregate backlog of all contracts covered by surety bonds;
     (u) Liens on machinery and equipment in favor of contract counterparties arising under contracts entered into in the ordinary course of business, provided that such Liens (x) secure only future performance and (y) shall not secure any surety bonds; and
     (p) Section 8.01(r) of the Credit Agreement (which is being renamed to be Section 8.01(v)) is hereby amended to read as follows:
     (v) other Liens in an aggregate amount outstanding not exceeding $15,000,000 at any time.
     (q) Section 8.02(j) of the Credit Agreement is hereby amended to read as follows:
     (j) Investments in Foreign Subsidiaries in an amount not to exceed $50,000,000 in the aggregate at any time outstanding; and
     (r) Section 8.02(k) of the Credit Agreement is hereby amended to read as follows:
     (k) any other Investments in an aggregate amount at any time outstanding not to exceed the greater of (i) $50,000,000 and (ii) an amount equal to sum of (A) 7.5 % of Consolidated Net Worth plus (B) the amount of Non-Cash Charges for each fiscal quarter period ending after the Second Amendment Effective Date plus (C) the aggregate amount of all repurchases or redemptions of shares of the Borrower’s Capital Stock to the extent permitted under Section 8.06(c).
     (s) The word “and” is hereby deleted from the end of Section 8.02(j) of the Credit Agreement, the “.” is hereby deleted from the end of Section 8.02(k) of the Credit Agreement and new Sections 8.02(l) and (m) are hereby added after Section 8.02(k) of the Credit Agreement to read as follows:
     (l) Investments (including Indebtedness and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; and
     (m) Investments by the Borrower or any Subsidiary in Swap Contracts permitted under Section 8.03(d).
     (t) Section 8.03(e) of the Credit Agreement is hereby amended to read as follows:
     (e) (i) obligations of the Borrower or any Subsidiary under surety bonds provided in the ordinary course of business, (ii) obligations of the Borrower and its Subsidiaries under the Surety Credit Documents; provided that such obligations are subject to the terms of the Intercreditor Agreement, (iii) obligations of InfraSource Services or any of its Subsidiaries with respect to the surety bonds identified on Schedule 8.03(e), it being understood and agreed that such surety bonds identified on Schedule 8.03(e) shall not be renewed or extended and (iv) obligations of any Subsidiary of the Borrower (including any Person with which such Subsidiary is merged or consolidated pursuant to the applicable Permitted Acquisition) that in either case is acquired subsequent to the Second Amendment Effective Date pursuant to a Permitted Acquisition with respect to any surety bonds in existence at the time of the applicable Permitted Acquisition; provided that such surety bonds are released or replaced with surety bonds issued pursuant to the Surety Credit Documents and subject to the terms of the Intercreditor Agreement within one hundred eighty (180) days of the date of such Permitted Acquisition;
     (u) Section 8.03(n) of the Credit Agreement is hereby amended to read as follows:
     (n) Guarantees with respect to Indebtedness permitted under clauses (a) through (i), (p) and (q) of this Section 8.03;
     (v) The “.” is hereby deleted from the end of Section 8.03(o) of the Credit Agreement and new Sections 8.03(p) and (q) are hereby added after Section 8.03(o) of the Credit Agreement to read as follows:
     (p) Indebtedness in an aggregate principal amount not to exceed $5,000,000 of all Foreign Subsidiaries; and
     (q) Indebtedness of the Borrower or any of its Subsidiaries consisting of the financing of insurance premiums in the ordinary course of business.

     (w) The “.” at the end of Section 8.04 of the Credit Agreement is hereby deleted and replaced with “; and” and a new subsection (f) is hereby added at the end of Section 8.04 to read as follows:
     (f) any Immaterial Subsidiary may liquidate, wind up or dissolve.
     (x) The first paragraph of Section 8.05 of the Credit Agreement is hereby amended to read as follows:
     Make any Disposition unless (a) the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneously with consummation of the transaction and shall be in an amount not less than the fair market value of the Property disposed of, (b) if such transaction is a Sale and Leaseback Transaction, such transaction is not prohibited by the terms of Section 8.15, (c) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other Property concurrently being disposed of in a transaction otherwise permitted under this Section 8.05, and (d) the aggregate net book value of all of the assets sold or otherwise disposed of by the Borrower and its Subsidiaries in all such transactions in any fiscal year of the Borrower shall not exceed an amount equal to three percent (3%) of Consolidated Net Worth (without giving effect to any deduction for Non-Cash Charges) as of the end of the preceding fiscal year.
     (y) Sections 8.06(c) and (d) of the Credit Agreement are each hereby amended to read as follows:
     (c) provided that (i) no Default or Event of Default exists immediately prior to and after giving effect to any such dividend, purchase, redemption, acquisition or retirement and (ii) the Consolidated Leverage Ratio on a Pro Forma Basis after giving effect to such dividend, purchase, redemption, acquisition or retirement is less than 2.50 to 1.00, the Borrower may make dividends and purchase, redeem, acquire or retire shares of its Capital Stock of any class or any warrants or options to purchase any such shares of its Capital Stock in an aggregate amount not to exceed in any fiscal year an amount equal to the sum of, without duplication, (x) ten percent (10%) of Consolidated Net Worth as of the fiscal quarter ending September 30, 2007 plus (y) the amount of Non-Cash Charges for each fiscal quarter ending after the Second Amendment Effective Date plus (z) fifty percent (50%) of Consolidated Net Income for each fiscal quarter ending after the Second Amendment Effective Date; and
     (d) for the avoidance of doubt, the Borrower or any Subsidiary may make any payment permitted by Section 8.12(b).
     (z) The “.” is hereby deleted from the end of Section 8.06(d) of the Credit Agreement and replaced with “and” and a new subsection (e) is hereby added at the end of Section 8.06 of the Credit Agreement to read as follows:
     (e) provided that no Default or Event of Default exists immediately prior to or after giving effect to any such purchase, redemption, acquisition or retirement, the Borrower may purchase, redeem, acquire or retire shares of its Capital Stock in an aggregate amount not to exceed $270,000,000 in connection with any issuance of shares of Capital Stock of the Borrower to holders of the 2003 Convertible Subordinated

Debentures in connection with any conversion of the 2003 Convertible Subordinated Debentures to Capital Stock of the Borrower.
     (aa) Section 8.11(a) of the Credit Agreement is hereby amended to read as follows:
     (a) [Intentionally omitted.]
     (bb) The following sentence is hereby added at the end of Section 8.12(b) of the Credit Agreement to read as follows:
Notwithstanding the foregoing, the Borrower may purchase any or all of its Indebtedness under the 2000 Subordinated Indenture, the 2003 Convertible Subordinated Debentures Documents, the 2006 Convertible Subordinated Notes Documents and the documents governing any Permitted Subordinated Refinancing Indebtedness so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result therefrom.
     (cc) Section 8.14 of the Credit Agreement is hereby amended to read as follows:
     8.14 Preferred Capital Stock.
Notwithstanding any other provisions of this Agreement to the contrary, (a) permit any Subsidiary of the Borrower to issue or have outstanding any shares of preferred Capital Stock (other than (i) the 485 shares of preferred Capital Stock issued by Allteck Line Contractors, Inc. to the Borrower and (ii) the 3,499 shares of preferred Capital Stock issued by Quanta Services of Canada Ltd. to the Borrower) or (b) create, incur, assume or suffer to exist any Lien on any Capital Stock of any Subsidiary of the Borrower, except for Permitted Liens.
     (dd) Section 8.15 of the Credit Agreement is hereby amended to read as follows:
     8.15 Sale Leasebacks.
Enter into any Sale and Leaseback Transaction other than (a) the sale and leaseback of trucks and other equipment for immaterial amounts in the ordinary course of business and (b) those Sale and Leaseback Transactions subsequent to the Second Amendment Effective Date which do not exceed $50,000,000 in the aggregate based on the net book value, at the time of the applicable transaction, of the assets subject thereto.
     (ee) Section 8.16 of the Credit Agreement is hereby amended to read as follows:
     8.16 Capital Expenditures.
The Borrower and its Subsidiaries will not permit Consolidated Capital Expenditures to exceed (a) $150,000,000 during the fiscal year ending December 31, 2007, (b) $200,000,000 during the fiscal year ending December 31, 2008 and (c) during each fiscal year thereafter an amount equal to fifty percent (50%) of Consolidated EBITDA for the prior fiscal year; provided, however, up to $50,000,000 of the unused amount for Consolidated Capital Expenditures for the fiscal year ending December 31, 2008 may be carried over and used to make Consolidated Capital Expenditures in the fiscal year ending December 31, 2009.
(ff) Section 9.01(g) of the Credit Agreement is hereby amended to read as follows:
(g) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries (other than an Immaterial Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its Property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or
(gg) Section 9.01(h) of the Credit Agreement is hereby amended to read as follows:
(h) Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary (other than an Immaterial Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or
(hh) Section 9.01(i) of the Credit Agreement is hereby amended to read as follows:
(i) Judgments. There is entered against the Borrower or any Subsidiary (other than an Immaterial Subsidiary) (i) one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), and any such judgments or orders shall not have been paid, discharged or bonded pending appeal (or the Borrower has not obtained an indemnity against on terms and conditions satisfactory to the Lenders in their reasonable discretion) within thirty (30) days from the entry thereof, or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
     (ii) Schedule 2.01 to the Credit Agreement is hereby amended to read as provided on Schedule 2.01 attached hereto.
     (jj) Schedule 8.02 to the Credit Agreement is hereby amended to read as provided on Schedule 8.02 attached hereto.

     (kk) Section 1 of Schedule 11.02 to the Credit Agreement is hereby amended to add the Borrower’s website “www.quantaservices.com”.
     2. Conditions Precedent. This Second Amendment shall be effective immediately upon satisfaction of the following conditions precedent:
     (a) Receipt by the Administrative Agent of counterparts of this Second Amendment duly executed by each of the Borrower, the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent.
     (b) Receipt by the Administrative Agent of a certificate of a Responsible Officer of the Borrower and each other Loan Party, in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel, (i) certifying that the Organization Documents of each Loan Party delivered on the Closing Date have not been amended, supplemented or otherwise modified since the Closing Date (except to the extent the Administrative Agent has been notified thereof in accordance with the Credit Agreement) and remain in full force and effect (as so amended, supplemented or otherwise modified, as applicable) as of the Second Amendment Effective Date and (ii) attaching resolutions of each Loan Party approving and adopting this Second Amendment, the transactions contemplated herein and authorizing the execution and delivery of this Second Amendment and any documents, agreements or certificates related thereto and certifying that such resolutions have not been amended, supplemented or otherwise modified and remain in full force and effect as of the Second Amendment Effective Date.
     (c) Receipt by the Administrative Agent of favorable opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Second Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent.
     (d) Receipt by the Administrative Agent and the Lenders of any fees and expenses payable by the Borrower in connection with this Second Amendment.
     3. Miscellaneous.
     (a) The Credit Agreement and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.
     (b) Upon the effectiveness of this Second Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder” or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended by this Second Amendment.
     (c) Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Second Amendment, (ii) affirms all of its obligations under the Loan Documents as affected and amended by this Second Amendment and (iii) agrees that this Second Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents.
     (d) The Borrower and the Guarantors hereby represent and warrant as follows:

     (i) Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Second Amendment;
     (ii) This Second Amendment has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); and
     (iii) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Loan Party of this Second Amendment.
     (e) The Loan Parties represent and warrant to the Lenders that (i) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement and in each other Loan Document are true and correct in all material respects as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.
     (f) By executing this Second Amendment, each Lender identified as a New Lender on the signature pages hereto hereby ratifies the terms and conditions of the Credit Agreement and agrees to be bound by all of the terms and conditions of the Credit Agreement.
     (g) This Second Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Second Amendment by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.
     (h) THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first above written.
BORROWER:

QUANTA SERVICES, INC., a Delaware corporation
By:	/s/ Nicholas M. Grindstaff
	Name:	Nicholas M. Grindstaff
	Title:	Treasurer

GUARANTORS:

ARBY CONSTRUCTION, INC.
AUSTIN TRENCHER, INC.
CCLC, INC.
CONTI COMMUNICATIONS, INC.
CROCE ELECTRIC COMPANY, INC.
DILLARD SMITH CONSTRUCTION COMPANY
DRIFTWOOD ELECTRICAL CONTRACTORS, INC.
GLOBAL ENERCOM MANAGEMENT, INC.
GOLDEN STATE UTILITY CO.
H.L. CHAPMAN PIPELINE CONSTRUCTION, INC.
MANUEL BROS., INC.
MEARS GROUP, INC.
NETWORK ELECTRIC COMPANY
NORTH SKY COMMUNICATIONS, INC.
PARKSIDE SITE & UTILITY COMPANY CORPORATION
PARKSIDE UTILITY CONSTRUCTION CORP.
PWR FINANCIAL COMPANY
QPC, INC.
QSI, INC.
QUANTA DELAWARE, INC.
QUANTA GOVERNMENT SERVICES, INC.
QUANTA GOVERNMENT SOLUTIONS, INC.
QUANTA LX ACQUISITION, INC.
QUANTA LXI ACQUISITION, INC.
QUANTA LXII ACQUISITION, INC.
QUANTA LXIII ACQUISITION, INC.
QUANTA LXIV ACQUISITION, INC.
QUANTA LXV ACQUISITION, INC.
QUANTA LXVI ACQUISITION, INC.

By:	/s/ Nicholas M. Grindstaff
	Name:	Nicholas M. Grindstaff
	Title:	Treasurer

QUANTA SERVICES, INC.
SECOND AMENDMENT TO AMENDED
AND RESTATED CREDIT AGREEMENT

QUANTA LXVII ACQUISITION, INC.
QUANTA LXVIII ACQUISITION, INC.
QUANTA LXIX ACQUISITION, INC.
QUANTA LXX ACQUISITION, INC.
QUANTA LXXI ACQUISITION, INC.
QUANTA LXXII ACQUISITION, INC.
QUANTA LXXIII ACQUISITION, INC.
QUANTA SERVICES CONTRACTING, INC.
QUANTA UNDERGROUND SERVICES, INC.
QUANTA UTILITY INSTALLATION COMPANY, INC.
QUANTA UTILITY SERVICES-GULF STATES, INC.
QUANTA WIRELESS SOLUTIONS, INC.
R.A. WAFFENSMITH & CO., INC.
SPALJ CONSTRUCTION COMPANY
SUMTER UTILITIES, INC.
TOM ALLEN CONSTRUCTION COMPANY
TTGP, INC.
TTLP, INC.
UNDERGROUND CONSTRUCTION CO., INC.
UTILITY LINE MANAGEMENT SERVICES, INC.
VCI TELCOM, INC.
W.C. COMMUNICATIONS, INC.,
ADVANCED TECHNOLOGIES AND INSTALLATION CORPORATION
ALLTECK LINE CONTRACTORS (USA), INC.
POTELCO, INC.
BRADFORD BROTHERS, INCORPORATED
TTM, INC.
CMI SERVICES, INC.
TRAWICK CONSTRUCTION COMPANY, INC.
FIBER TECHNOLOGIES, INC.
VCS SUB, INC.
FIVE POINTS CONSTRUCTION CO.
MEJIA PERSONNEL SERVICES, INC.
SOUTHWEST TRENCHING COMPANY, INC.
INTERMOUNTAIN ELECTRIC, INC.
IRBY CONSTRUCTION COMPANY
METRO UNDERGROUND SERVICES, INC. OF ILLINOIS
PROFESSIONAL TELECONCEPTS, INC.

By:	/s/ Nicholas M. Grindstaff
	Name:	Nicholas M. Grindstaff
	Title:	Treasurer

QUANTA SERVICES, INC.
SECOND AMENDMENT TO AMENDED
AND RESTATED CREDIT AGREEMENT

PAR ELECTRICAL CONTRACTORS, INC. PROFESSIONAL TELECONCEPTS, INC. THE RYAN COMPANY, INC.
By:	/s/ Nicholas M. Grindstaff
	Name:	Nicholas M. Grindstaff
	Title:	Treasurer

QDE LLC
By:	PWR Financial Company,
its sole member

By:	/s/ Nicholas M. Grindstaff
	Name:	Nicholas M. Grindstaff
	Title:	Treasurer

QUANTA ASSET MANAGEMENT LLC
By:	QSI, Inc., its sole member

By:	/s/ Nicholas M. Grindstaff
	Name:	Nicholas M. Grindstaff
	Title:	Treasurer

TOTAL QUALITY MANAGEMENT SERVICES, LLC
By:	VCS Sub, Inc., its sole member

By:	/s/ Nicholas M. Grindstaff
	Name:	Nicholas M. Grindstaff
	Title:	Treasurer

QUANTA SERVICES, INC.
SECOND AMENDMENT TO AMENDED
AND RESTATED CREDIT AGREEMENT

QUANTA UTILITY SERVICES, LLC
By:	Mejia Personnel Services, Inc.,
its sole member

By:	/s/ Nicholas M. Grindstaff
	Name:	Nicholas M. Grindstaff
	Title:	Treasurer

TJADER, L.L.C. OKAY CONSTRUCTION COMPANY, LLC
By:	Spalj Construction Company,
its sole member

By:	/s/ Nicholas M. Grindstaff
	Name:	Nicholas M. Grindstaff
	Title:	Treasurer

MEARS/CPG LLC MEARS ENGINEERING/ LLC MEARS/HDD, LLC MEARS SERVICES LLC
By:	Mears Group, Inc.,
the sole member of each of the foregoing
limited liability companies

By:	/s/ Nicholas M. Grindstaff
	Name:	Nicholas M. Grindstaff
	Title:	Treasurer

S.K.S. PIPELINERS, LLC
By:	Arby Construction, Inc.,
its sole member

By:	/s/ Nicholas M. Grindstaff
	Name:	Nicholas M. Grindstaff
	Title:	Treasurer

QUANTA SERVICES, INC.
SECOND AMENDMENT TO AMENDED
AND RESTATED CREDIT AGREEMENT

TNS-VA, LLC
By:	Professional Teleconcepts, Inc.,
its sole member

By:	/s/ Nicholas M. Grindstaff
	Name:	Nicholas M. Grindstaff
	Title:	Treasurer

NORTH HOUSTON POLE LINE, L.P. LINDSEY ELECTRIC, L.P. DIGCO UTILITY CONSTRUCTION, L.P.
By:	Mejia Personnel Services, Inc.,
its general partner

By:	/s/ Nicholas M. Grindstaff
	Name:	Nicholas M. Grindstaff
	Title:	Treasurer

QUANTA SERVICES MANAGEMENT PARTNERSHIP, L.P. QUANTA ASSOCIATES, L.P.
By:	QSI, Inc.,
its general partner

By:	/s/ Nicholas M. Grindstaff
	Name:	Nicholas M. Grindstaff
	Title:	Treasurer

TRANS TECH ELECTRIC, L.P.
By:	TTGP, Inc.,
its general partner

By:	/s/ Nicholas M. Grindstaff
	Name:	Nicholas M. Grindstaff
	Title:	Treasurer

QUANTA SERVICES, INC.
SECOND AMENDMENT TO AMENDED
AND RESTATED CREDIT AGREEMENT

PWR NETWORK, LLC
By:	PWR Financial Company,
its sole member

By:	/s/ Nicholas M. Grindstaff
	Name:	Nicholas M. Grindstaff
	Title:	Treasurer

QUANTA RECEIVABLES, LP
By:	PWR Network, LLC,
its general partner

By:	PWR Financial Company,
its sole member

By:	/s/ Nicholas M. Grindstaff
	Name:	Nicholas M. Grindstaff
	Title:	Treasurer

SPECTRUM CONSTRUCTION CONTRACTING, L.L.C.
By:	Conti Communications, Inc.,
its sole member

By:	/s/ Nicholas M. Grindstaff
	Name:	Nicholas M. Grindstaff
	Title:	Treasurer

QUANTA SERVICES, INC.
SECOND AMENDMENT TO AMENDED
AND RESTATED CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent
	By:	/s/ Rosanne Parsill
		Name:	Rosanne Parsill
		Title:	Assistant Vice President

LENDERS:	BANK OF AMERICA, N.A., as a Lender, Swing Line Lender and L/C Issuer
	By:	/s/ Gary L. Mingle
		Name:	Gary L. Mingle
		Title:	Senior Vice-President

WACHOVIA BANK, N.A., as a Lender
	By:	/s/ Michael R. Quiray
		Name:	Michael R. Quiray
		Title:	Vice President

CALYON NEW YORK BRANCH, as a Lender
	By:	/s/ Samuel L. Hill
		Name:	Samuel L. Hill
		Title:	Managing Director/Region Head

	By:	/s/ Robert S. Smith
		Name:	Robert S. Smith
		Title:	Managing Director

WELLS FARGO BANK, N.A. , as a Lender
	By:	/s/ H. Michael Sultanik
		Name:	H. Michael Sultanik
		Title:	Vice President

QUANTA SERVICES, INC.
SECOND AMENDMENT TO AMENDED
AND RESTATED CREDIT AGREEMENT

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as a Lender
By:	/s/ Brian N. Thomas
	Name:	Brian N. Thomas
	Title:	Vice President

PRUCO LIFE INSURANCE COMPANY, as a Lender
By:	/s/ Brian N. Thomas
	Name:	Brian N. Thomas
	Title:	Vice President

BMO CAPITAL MARKETS FINANCING, INC., as a New Lender
By:	/s/ John Armstrong
	Name:	John Armstrong
	Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a Lender
By:	/s/ R. Michael Arnett
	Name:	R. Michael Arnett
	Title:	Vice President

COMPASS BANK, as a Lender
By:	/s/ Tom Brosig
	Name:	Tom Brosig
	Title:	Senior Vice President

QUANTA SERVICES, INC.
SECOND AMENDMENT TO AMENDED
AND RESTATED CREDIT AGREEMENT

MIDFIRST BANK, as a Lender
By:	/s/ Shawn D. Brewer
	Name:	Shawn D. Brewer
	Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as a New Lender
By:	/s/ W. J. Bowne
	Name:	W. J. Bowne
	Title:	Managing Director

CREDIT SUISSE, as a Lender
By:	/s/ Vanessa Gomez
	Name:	Vanessa Gomez
	Title:	Vice President

By:	/s/ Morenikeji Ajayi
	Name:	Morenikeji Ajayi
	Title:	Associate

AMEGY BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Laif Afseth
	Name:	Laif Afseth
	Title:	Senior Vice President

QUANTA SERVICES, INC.
SECOND AMENDMENT TO AMENDED
AND RESTATED CREDIT AGREEMENT

COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as a Lender
By:	/s/ Edward C. A. Forsberg, Jr.
	Name:	Edward C. A. Forsberg, Jr.
	Title:	Senior Vice President & Manager

By:	/s/ David A. Bennett
	Name:	David A. Bennett
	Title:	Vice President

NORTH FORK BUSINESS CAPITAL CORP., as a Lender
By:	/s/ Ron Walker
	Name:	Ron Walker
	Title:	Vice President

WEBSTER BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Gail Bruhn
	Name:	Gail Bruhn
	Title:	Sr. Vice President

MB FINANCIAL BANK, N.A. as a Lender
By:	/s/ Henry Wessel
	Name:	Henry Wessel
	Title:	Vice President

FIRSTRUST BANK, as a Lender
By:	/s/ Ellen Frank
	Name:	Ellen Frank
	Title:	Vice President

QUANTA SERVICES, INC.
SECOND AMENDMENT TO AMENDED
AND RESTATED CREDIT AGREEMENT

Schedule 2.01
REVOLVING COMMITMENTS AND PRO RATA SHARES

		Pro Rata Share of
	Revolving	Revolving
Lenders	Commitment	Commitment

Bank of America, N.A.	$65,000,000	13.684210526%
Wachovia Bank, N.A.	$52,500,000	11.052631579%
Calyon New York Branch	$40,000,000	8.421052632%
Wells Fargo Bank, N.A.	$40,000,000	8.421052632%
The Prudential Insurance Company of America	$28,772,727	6.057416211%
Pruco Life Insurance Company	$8,727,273	1.837320632%
BMO Capital Markets	$32,500,000	6.842105263%
JPMorgan Chase Bank, N.A.	$32,500,000	6.842105263%
Compass Bank	$27,500,000	5.789473684%
MidFirst Bank	$25,000,000	5.263157895%
PNC Bank, National Association	$25,000,000	5.263157895%
Credit Suisse, Cayman Islands Branch	$20,000,000	4.210526316%
Amegy Bank National Association	$20,000,000	4.210526316%
Commerzbank AG, New York and Grand Cayman Branches	$20,000,000	4.210526316%
North Fork	$15,000,000	3.157894737%
Webster Bank, National Association	$10,000,000	2.105263158%
MB Financial Bank, N.A.	$7,500,000	1.578947368%
Firstrust Bank	$5,000,000	1.052631579%
Total	$475,000,000	100.000000000%

Schedule 8.02
INVESTMENTS EXISTING ON THE SECOND AMENDMENT EFFECTIVE DATE
All Investments existing on the Second Amendment Effective Date in:
•	Pivotel, LLC, a Delaware limited liability company (or any of its successors or assigns) in an aggregate amount of approximately $500,000; and

•	Foreign Subsidiaries existing on or prior to the Second Amendment Effective Date in an aggregate amount of approximately $10 million as of the Second Amendment Effective Date, including, without limitation, Investments in:
Allteck Line Contractors, Inc., a British Columbia corporation (or any of its successors or assigns) (including, without limitation, pursuant to that certain letter of credit no. 3048269 for the benefit of Bank of Nova Scotia in the amount of $3,000,000);
Quanta Services of Canada Ltd., a British Columbia limited company (or any of its successors or assigns);
Mears Canada Corp., a Nova Scotia corporation (or any of its successors or assigns);
Mearsmex S. de R.L. de C.V., a sociedad de responsabilidad limitada de capital variable organized under the laws of Mexico (or any of its successors or assigns);
Par Internacional, S. de R.L. de C.V., a sociedad de responsabilidad limitada de capital variable organized under the laws of Mexico (or any of its successors or assigns);
Servicios Par Electric, S. de R.L. de C.V., a sociedad de responsabilidad limitada de capital variable organized under the laws of Mexico (or any of its successors or assigns);
Quanta International Limited, an international business company organized under the laws of the British Virgin Islands (or any of its successors or assigns);
InfraSource Services (Canada), ULC, an Alberta company (or any of its successors or assigns);
InfraSource Power (Canada) Inc., an Alberta company (or any of its successors or assigns); and
EHV Elecon, Inc., a Puerto Rican company (or any of its successors or assigns).